Form 700 Prescribed by:
JON HUSTED
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov
Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:
Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing **(Two-business day processing time requires an additional $100.00).**
P.O. Box 1390
Columbus, OH 43216

Certificate for Conversion for Entities Converting Within or Off the Records of the Ohio Secretary of State

Filing Fee: $125

(CHECK ONLY ONE (1) BOX)

(1) ☒ **Converting Within The Records of the Ohio Secretary of State**

(2) ☐ **Converting Off The Records of the Ohio Secretary of State**
(187-VXX)

Name of the converting entity: GenCorp Inc.

Jurisdiction of Formation: Ohio

Charter/Registration Number: 37149

The converting entity is a:
(Check Only (1) One Box)

☒ Domestic Corporation (For-Profit or Nonprofit)
☐ Foreign Corporation (For-Profit or Nonprofit)
☐ Domestic Nonprofit Limited Liability Company
☐ Foreign Nonprofit Limited Liability Company
☐ Domestic For-Profit Limited Liability Company
☐ Foreign For-Profit Limited Liability Company
☐ Partnership
☐ Domestic Limited Partnership
☐ Foreign Limited Partnership
☐ Domestic Limited Liability Partnership
☐ Foreign Limited Liability Partnership

The converting entity hereby states that it has complied with all laws in the jurisdiction under which it exists and that those laws permit the conversion.

Name of the converted entity	GenCorp Inc.
Jurisdiction of Formation	Delaware

The converted entity is a:
(Check Only (1) One Box)

- ☐ Domestic Corporation (For-Profit)
- ☒ Foreign Corporation (For-Profit or Nonprofit)
- ☐ Domestic Nonprofit Limited Liability Company
- ☐ Foreign Nonprofit Limited Liability Company
- ☐ Domestic For-Profit Limited Liability Company
- ☐ Foreign For-Profit Limited Liability Company
- ☐ Partnership
- ☐ Domestic Limited Partnership
- ☐ Foreign Limited Partnership
- ☐ Domestic Limited Liability Partnership
- ☐ Foreign Limited Liability Partnership

Effective Date
(Optional) ______ **(The conversion is effective upon the filing of this certificate or on a later date specified in the certificate)**

Name and address of the person or entity that will provide a copy of the declaration of conversion upon written request.

Christopher C. Cambria
Name

P.O. Box 537012
Mailing Address

Sacramento	CA	95853-7012
City	State	Zip Code

Required information that must accompany conversion certificate if box 2 is checked

If the converting entity is a domestic or foreign entity that will not be licensed in Ohio, provide the name and address of the statutory agent upon whom any process, notice or demand may be served.

______
Name of Statutory Agent

______
Mailing Address

	Ohio	
City	State	Zip Code

☐ **If the agent is an individual using a P.O. Box, check this box to confirm that the agent is an Ohio resident.**

See instructions for additional filing requirements if
(1) the conversion creates a new domestic entity,
(2) the converted entity is a foreign entity that desires to transact business in Ohio; or
(3) if a domestic corporation or foreign corporation licensed in Ohio is the converting entity.

IN WITNESS WHEREOF, the conversion is authorized on behalf of the converting entity and that each person signing the certificate of conversion is authorized to do so.

Required
Must be signed by an authorized representative.

Signature

By (if applicable)

Christopher C. Cambria
Print Name

Signature

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name

Complete the information in this section.

AFFIDAVIT

In lieu of dissolution releases from various governmental authorities.

GenCorp Inc.

Name of Corporation

The undersigned, being first duly sworn, declares that on the dates indicated below, each of the named state governmental agencies was advised IN WRITING of the scheduled date of filing of the Certificate and was advised IN WRITING of the acknowledgement by the corporation of the applicability of the provisions of section 1701.95 of the ORC.

Agency	Date Notified	Agency	Date Notified
Ohio Bureau of Workers' Compensation 30 W. Spring Street Columbus, Ohio 43215 *Only required for domestic for-profit corporations	4/2/2014	Ohio Job & Family Services Status and Liability Section Data Correspondence Control **Fax:** 614-752-4811 **Phone:** 614-466-2319 **Overnight:** P.O. Box 182413 Columbus, OH 43218-2413 **Regular:** P.O. Box 182413 Columbus, OH 43218-2413	4/2/2014
Agency	**Date Notified**		
Ohio Department of Taxation Taxpayer Services Division/Tax Release Unit PO Box 182382 Columbus, OH 43218-2382 Dissolution@tax.state.oh.us *Complete this date notified field only if the corporation is a domestic non-profit corporation or foreign corporation. [see* note below]		☒ The corporation is not required to pay or the department of taxation has not assessed any personal property tax.	

*Note: Domestic for-profit corporations must submit with this filing a Certificate of Tax Clearance issued by the Ohio Department of Taxation.

Note: This affidavit must be signed by one or more persons executing the certificate or by an officer of the corporation.

Signature [signature] Title VP, Gen. Counsel & Secretary

Christopher C. Cambria

Name

P.O. Box 537012

Mailing Address

City	State	Zip Code
Sacramento	CA	95853-7012

Acknowledged before me and subscribed in my presence on April 3, 2016 Date

Angelia LaRonya
NOTARY P
Commonwealth
Reg. # 75
My Commission Exp

Seal

Angelia L Stancil
Notary Public

Commission Expires July 31, 2016 Date

AFFIDAVIT OF PERSONAL PROPERTY

State of: California

County of: Sacramento

Christopher C. Cambria
Name of Officer

VP, Gen. Counsel & Secretary
Title of Officer

of

GenCorp Inc.
Name of Corporation

and that this affidavit is made in compliance with Section 1701.86(H)(1) of the Ohio Revised Code.

That above-named corporation: (Check one (1) of the following)

- [x] Has no personal property in any county in Ohio
- [ ] Is the type required to pay personal property taxes to state authorities only
- [ ] Has personal property in the following county (ies)

Signature: [signature]

Title: VP, Gen. Counsel & Secretary

Acknowledged before me and subscribed in my presence on

Date: April 3, 2014

Seal

Angelia L. Stancil

Notary Public

Expiration date of Notary Public's Commission

Date: July 31, 2016

Angelia LaRonya Stancil
NOTARY PUBLIC
Commonwealth of Virginia
Reg. # 7520230
My Commission Expires July 31, 2016